Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238285 on Form S-8 and Registration Statement No. 333-268094 on Form S-3 of our report dated February 21, 2025, relating to the financial statements of Penske Automotive Group, Inc., and the effectiveness of Penske Automotive Group, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Detroit, Michigan
February 21, 2025